UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

HealthEquity, Inc.
(Exact name of registrant as specified in charter)

Delaware	Commission File No. 001-36568	52-2383166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 West Scenic Pointe Drive

Suite 100

Draper, Utah 84020

(Address of principal executive offices) (Zip Code)

(801) 727-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2021 (the “Closing Date”), HealthEquity, Inc., a Delaware corporation (“HealthEquity”), entered into and completed certain transactions contemplated by a Stock Purchase Agreement (the “Purchase Agreement”) with the holders of 100% of the outstanding capital stock (collectively, “Sellers”) of Fort Effect Corp. d/b/a Luum, a Washington corporation (“Luum”), and Evan McCordick, solely in his capacity as representative of Sellers.

The Purchase Agreement provides that HealthEquity will purchase from Sellers 100% of the outstanding capital stock of Luum (the “Shares” and such transaction, the “Acquisition”). Pursuant to the Purchase Agreement, HealthEquity paid an aggregate purchase price (the “Purchase Price”) consisting of (a) $47,227,442.73 in cash, which amount represents the Closing Consideration as defined in, and calculated pursuant to, the Purchase Agreement ("Closing Consideration"), and (b) up to $20 million in contingent payments payable during the two-year period following the Closing Date based upon certain revenue achievements set forth in the Purchase Agreement. A portion of the Base Consideration (as defined in the Purchase Agreement) in an amount equal to $500,000 in cash was deposited into an escrow account to satisfy certain net working capital and other customary adjustments to the Closing Consideration.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type, including representations and warranties by (a)  Sellers regarding, among other things, (i) Luum’s corporate organization and capitalization, (ii) the accuracy of Luum’s financial statements provided to HealthEquity, (iii) the absence of certain changes or events relating to Luum since December 31, 2020, (iv) compliance with law and (v) title to their respective Shares and (b) HealthEquity regarding, among other things, its corporate organization. The Purchase Agreement also contains post-closing indemnification obligations with respect to which $250,000 of the Base Consideration (as defined in the Purchase Agreement) was deposited into an escrow account to be available to satisfy certain claims for indemnification that HealthEquity may have under the Purchase Agreement. In addition, HealthEquity and Sellers jointly shared in the cost of a customary buy-side representation and warranty insurance policy.

In consideration of the Purchase Price, certain Sellers agreed to a customary non-compete preventing such Sellers from participating in certain competitive activities for a period of three years following the Closing Date.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about HealthEquity, Luum or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date hereof, which subsequent information may or may not be fully reflected in HealthEquity’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On March 8, 2021, HealthEquity, Inc. (“HealthEquity”) issued a press release announcing that HealthEquity had entered into and completed certain transactions contemplated by a stock purchase agreement, pursuant to which, and on the terms and subject to the conditions set forth therein, HealthEquity had acquired 100% of the outstanding capital stock of Fort Effect Corp, d/b/a Luum (“Luum”). Luum will operate as a wholly owned subsidiary of HealthEquity. A copy of HealthEquity’s press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including the corresponding Exhibit 99.1, is being furnished with the U.S. Securities and Exchange Commission (SEC) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

2.1	Stock Purchase Agreement, dated as of March 8, 2021 between HealthEquity, Inc., the Sellers listed on Schedule 1 and Evan McCordick, solely as the Sellers’ Representative.*
99.1	Press Release dated March 8, 2021.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

 * Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HealthEquity hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2021	HealthEquity, Inc.

	By:	/s/ Tyson Murdock
	Name:	Tyson Murdock
	Title:	Executive Vice President and Deputy Chief Financial Officer